Exhibit 10.3

1 (5)
Employment Contract Renée Moore

Employment Contract

Encorium Germany GmbH, with registered office in Cologne, represented by Dr. Kai E. Lindevall, Chief Executive Officer, Encorium Group, Inc. (hereinafter Company” or “Employer”) and Dr. Renee E. Moore, born May 2, 1969, with an address at _____________________ (hereinafter “Renée Moore”) hereby enter into the following Employment Contract (hereinafter “Contract”):

1 Position

Renée Moore will work as President, Corporate and Business Development, reporting to the CEO, Encorium Group Inc. Renée Moore will work pursuant to all instructions given by the CEO or the Company’s board.

The job description is attached hereto as Appendix 1 and forms an integral part of this Contract.

Renée Moore shall devote all of her attention and abilities to the business and affairs of the Company and its affiliates.

2 Term of employment

The Contract will be effective from the closing of the transaction between Encorium Group, Inc. and Progenitor Holding AG (the “Effective Date”).  The Contract will be valid for 18 months from the Effective Date (the “Term”) and shall be renewable upon mutual written consent of the parties.   In the event Renee is terminated prior to the end of the Term without Cause (as defined below) she shall be entitled to her salary for the remaining portion of the Term to be paid in accordance with normal payroll practices.   “Cause” shall mean (i) Renee’s willful and continued failure (after receiving notice from Employer of the conduct that is the basis for termination and a reasonable period of time to cure such conduct) to substantially perform her material duties hereunder (other than on account of vacation, personal time off, approved leave of absence and/or disability); (ii) Renee is convicted of, or enters a plea of guilty or nolo contendere to, a felony; or (iii) in carrying out her duties hereunder, Renee engages in willful misconduct relating to the business of the Company or any of its affiliates causing material harm to Encorium or its affiliates or their  businesses, including, without limitation fraud, embezzlement and theft.

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Employment Contract Renée Moore

3 Place of work

Renée Moore’s place of work shall be home office in _____________________.  Renée Moore accepts that her residence is used as a home office. The work requires travelling.

4. Compensation

4.1 Base Salary

The base salary shall be EUR 153.040,00 Euro gross per annum (which includes the cost of private health care and private pension plan). Renée Moore is not entitled to compensation for overtime work.

4.2 Company benefit plans

Renée Moore is eligible to participate in company benefit plans currently in force.  Renée Moore is not entitled to a bonus but may receive a bonus in the sole discretion of the Board of Directors of the Company.

4.3 Company Car

Encorium will provide a full car lease and will pay for car expenses, including insurance, repair and maintenance in a maximum amount of 1.000,00 Euro per month. Furthermore Encorium will pay for car petrol.  Renée Moore is allowed to use this car for private purposes.

5 Vacation

Renée Moore shall be entitled to 30 business days of vacation (based on a five-day week).

6 Social security

Renée Moore’s pension and social security issues will be practiced according to German legislation currently in force.

7 Travel expenses

In connection with business trips, Renée Moore shall receive compensation according to the Company’s travel and subsistence allowance rules. In connection with such trips Renée Moore shall comply with the provisions on travel and accommodation expenditures contained in those rules.

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Employment Contract Renée Moore

8 Company property

Renée Moore agrees to take adequate care of the Company property entrusted to her. Should any property get lost or broken due to Renée Moore’s negligence, she shall be liable for the loss or damage.

  9 Confidentiality

From the date of signature of this Contract, Renée Moore agrees to keep in confidence, during or after the term of her employment, any and all information concerning the Company and its affiliates’ business acquired by virtue of his/her employment, including but not limited to information on the Company’s operating principles, sales and financial status (hereinafter “Confidential Information”). Confidential information can be in any form and is not necessarily documented. Confidential Information covers also all information concerning the Company’s clients, principals or co-operation partners.

Keeping Confidential Information strictly confidential is important for the Employer and its clients.

Renée Moore agrees to use Confidential Information only for her employment duties as defined in his Job Description, and, not to use Confidential Information any other purposes during and after this Agreement.

Confidential Information does not cover information which is or becomes generally known or which has come or comes to general knowledge other than through Renée Moore’s breach of this article.

10 Information and Materials

Renée Moore is responsible for submitting and maintaining all the necessary personal information to the employer.

All materials submitted by the Company to Renée Moore during her employment term or developed as a result of Renée Moore’s work shall be the property of the Company. Renée Moore agrees to return all such materials including copies to the Company promptly upon termination of her employment.

11 Employee inventions, copyrights

Any patentable inventions and suggestions for technical improvements shall be subject to the provisions of the German Act concerning Renée Moore inventions [Gesetz über Arbeitnehmrerfindungen, ArbNErfG]. Renée Moore shall promptly and separately notify the Employer in writing of any service inventions within the meaning of the German Act concerning Renée Moore inventions.

The Employer shall have the exclusive right, without limitation as to subject matter, time or place, to exploit or have others exploit all work results that were created by Renée Moore in the performance of her work for the Employer or were prompted by information of the Employer that is not commonly known, or are based to a decisive degree on the Employer’s know-how, work, or documents.

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Employment Contract Renée Moore

If the work results are copyright protected works, Renée Moore shall subsequently give the Employer the right to exploit the work for all known types of use, without limitation as to time or place.

The Employer shall not require any further consent by Renée Moore to fully or temporarily exercise the rights set forth in subsections 1 to 3 above. The Employer is entitled to exercise the exploitation rights together with other affiliates (group companies), or transfer these rights to others in whole or in part, or grant others corresponding rights of use, without obtaining any further consent by Renée Moore. Renée Moore agrees to provide all declarations and take all actions required by the Employer for the exploitation.

Renée Moore accepts the fact that there is no obligation to record her as the originator in the copyright sense.

The grant of such rights shall also apply to the period after termination of the employment relationship. The Employer shall have no obligation to give Renée Moore access to the work results created during the employment relationship after Renée Moore has left the company.

The rights in the work results defined in subsections 2 and 3 above, including for the period after termination of the employment relationship are paid for by the ongoing salary payments to Renée Moore. Renée Moore’s claim to statutory compensation of service inventions and suggestions for technical improvements under the German Act concerning Renée Moore inventions shall remain unaffected.

12 Miscellaneous

No amendments to this Contract shall be valid unless made in writing and duly executed by the Parties. Any and all appendices to this Contract shall upon interpretation of this Contract be considered to constitute part of this Contract as a whole.

13 Coverning law and jurisdiction

This Contract shall be governed by and construed and enforced in accordance with the substantive laws of Germany. Any dispute or claim arising out of or in connection with this Contract or the breach, termination or invalidity thereof shall be settled by arbitration in accordance with the Rules for Expedited Arbitration of the Arbitration Institute of the Berlin Chamber of Commerce. The place of arbitration shall be in Berlin, Germany. The language to be used in the arbitration proceeding s shall be German.

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Employment Contract Renée Moore

Espoo, Finland   July 19, 2010
Place & date 2010

/s/ Renee E. Moore	/s/ Kai Lindevall
Dr. Renee E. Moore	Dr. Kai Lindevall
Chief Executive Officer
Encorium Group, Inc.